Exhibit 10.3

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) is entered into this 24th day of January 2021, by and among Landcadia Holdings III, Inc., a Delaware corporation (“Landcadia”), and each of the undersigned (each, a “Holder” and collectively, the “Holders”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Holder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) and has the sole power to dispose of (or sole power to cause the disposition of) and the sole power to vote (or sole power to direct the voting of) the number of shares of common stock, par value $0.01 per share, of HMAN Group Holdings, Inc., a Delaware corporation (“Hillman”, and such shares, the “Hillman Shares”), set forth on such Holder’s signature page hereto (such Hillman Shares, together with any other Hillman Shares acquired by such Holder or with respect to which such Holder otherwise becomes entitled to exercise voting power prior to the Termination Date (as defined below), the “Covered Shares”); and

WHEREAS, Hillman, Landcadia and the other parties named therein will, concurrently with the execution of this Agreement, enter into that certain Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, inter alia, a direct, wholly owned subsidiary of Landcadia will be merged with and into Hillman, with Hillman surviving as a wholly owned subsidiary of Landcadia (the “Merger”), on the terms and subject to the conditions set forth therein (the Merger, together with the other transactions contemplated by the Merger Agreement, the “Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Voting Agreement.

As promptly as reasonably practicable (and in any event within one (1) Business Day) following the time at which the Registration Statement is declared effective under the Securities Act, each Holder shall duly execute and deliver to Hillman and Landcadia a written consent, in a form reasonably acceptable to Landcadia and in accordance with the DGCL and Hillman’s Organizational Documents, under which it, he or she irrevocably and unconditionally consents to Hillman’s execution, delivery and performance of its obligations under the Merger Agreement and any other Transaction Documents to which Hillman is or will be a party, as well as consummation of the transactions contemplated thereby (including the Merger). The obligations of the Holders specified in this Section 1 shall apply whether or not the Merger, any of the Transactions or any action described above is recommended by Hillman’s board of directors.

2.             Representations, Warranties and Agreements.

2.1.            Holders’ Representations, Warranties and Agreements. Each Holder hereby represents and warrants to Landcadia and acknowledges and agrees with Landcadia as follows:

2.1.1.      If a Holder is not an individual, such Holder has been duly formed or incorporated and is validly existing in good standing under the Legal Requirements of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. If a Holder is an individual, such Holder has full legal capacity, right and authority to enter into, deliver and perform his or her obligations under this Agreement.

2.1.2.      If a Holder is not an individual, this Agreement has been duly authorized, validly executed and delivered by such Holder. If a Holder is an individual, the signature on this Agreement is genuine, and such Holder has legal competence and capacity to execute the same. This Agreement is enforceable against each Holder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Legal Requirements relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3.      The execution, delivery and performance by each Holder of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon Holder’s Covered Shares or any other property or assets of any Holder or any of their respective subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which any Holder or any of their respective subsidiaries is a party or by which any Holder or any of their respective subsidiaries is bound or to which Holder’s Covered Shares or any other property or assets of any Holder or any of their respective subsidiaries is subject, which would reasonably be expected to impair the legal authority of any Holder to enter into and timely perform its obligations under this Agreement, (ii) if a Holder is not an individual, result in any violation of the provisions of the Organizational Documents of such Holder or any of its subsidiaries, (iii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Holder), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Person of its, his or her obligations under this Agreement or (vi) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Holder or any of its subsidiaries or any of their respective properties that would reasonably be expected to impair the legal authority of any Holder to enter into and timely perform its obligations under this Agreement.

2.1.4.      Each Holder’s signature page hereto sets forth the number of Covered Shares over which such Holder has beneficial ownership as of the date hereof. As of the date hereof, each Holder is the lawful owner of the Covered Shares denoted as being owned by such Holder on the signature page hereto and has the sole power to vote (or sole power to direct the voting of) such Covered Shares. Each Holder has good and valid title to the Covered Shares denoted as being owned by such Holder on the signature page hereto, free and clear of any and all Liens other than those created or permitted by this Agreement, the Organizational Documents of Hillman, or those imposed by applicable law, including federal and state securities laws. Except for the Covered Shares denoted on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any (i) equity securities of Hillman, (ii) securities of Hillman having the right to vote on any matters on which the holders of equity securities of Hillman may vote or which are convertible into or exchangeable for, at any time, equity securities of Hillman, or (iii) options or other rights to acquire from Hillman any equity securities or securities convertible into or exchangeable for equity securities of Hillman except as contemplated by the Merger Agreement or any other Transaction Document.

2.1.5.      Each Holder acknowledges and represents that such Holder is a sophisticated stockholder and has (i) conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of Landcadia, (ii) had the opportunity to read the Merger Agreement and this Agreement and has had the opportunity to consult with its, his or her tax and legal advisor, and (iii) received such information as such Holder deems necessary in order to make an investment decision with respect to the Covered Shares and to enter into this Agreement, including with respect to Hillman, Landcadia and the Transactions. Without limiting the generality of the foregoing, no Holder has relied on any statements or other information provided by Hillman or Landcadia in making its decision to enter into, deliver and perform its obligations under this Agreement. Each Holder further acknowledges that that there have been no representations, warranties, covenants or agreements made to such Holder by Landcadia or any of its respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Agreement. Each Holder acknowledges that the agreements contained herein with respect to the Covered Shares held by such Holder are irrevocable.

2.1.6.      No Holder is currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of Hillman (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.7.      Each Holder understands and acknowledges that Landcadia is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Holders.

2.1.8.      No Holder (i) has entered into any voting agreement or voting trust with respect to such Holder’s Covered Shares inconsistent with the Holders’ obligations pursuant to this Agreement, (ii) has granted a proxy, a consent or power of attorney with respect to the Holders’ Covered Shares and (iii) has entered into any agreement or taken any action that would make any representation or warranty of the Holders contained herein untrue or incorrect or have the effect of preventing the Holders from performing any of their obligations under this Agreement.

2.1.9.      There is no Action pending against any Holder or, to the knowledge of any Holder, threatened against any Holder, before or, in the case of threatened Actions, that would be before, any arbitrator or Governmental Entity, which in any manner challenges the beneficial or record ownership of any Holder’s Covered Shares, the validity of this Agreement or the performance by the Holders of their obligations under this Agreement.

2.2.            Representations, Warranties and Agreements of Landcadia. Landcadia hereby represents and warrants to the Holders and acknowledges and agrees with the Holders as follows:

2.2.1.      Landcadia is duly organized and validly existing under the Legal Requirements of its jurisdiction of formation, with corporate power and authority to enter into, deliver and perform its obligations under this Agreement.

2.2.2.      This Agreement has been duly authorized, executed and delivered by Landcadia and is enforceable against Landcadia in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Legal Requirements relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.3.      The execution, delivery and performance of this Agreement (including compliance by Landcadia with all of the provisions hereof) and the consummation of the transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the terms of any material contract, or other agreements or instrument to which Landcadia is a party or by which Landcadia or any of its assets may be bound, (ii) result in any violation of the provisions of the organizational documents of Landcadia, or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Landcadia or any of its properties that would reasonably be expected to impair Landcadia’s ability to perform its obligations under this Agreement.

3.             Additional Covenants.

3.1.            No Transfers. Each Holder agrees that, prior to the Termination Date, except as contemplated by this Agreement, the Merger Agreement or any other Transaction Document, it shall not, and shall cause its Affiliates not to, without Landcadia’s prior written consent (which consent may be given or withheld by Landcadia in its sole discretion): (i) directly or indirectly, offer for sale, sell (including short sales), transfer, tender, pledge, convert, encumber, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise), either voluntarily or involuntarily (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Covered Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Covered Shares (except in connection with voting by proxy at a meeting of stockholders of Hillman as contemplated by Section 1 of this Agreement); (iii) permit to exist any Lien with respect to any or all of the Covered Shares other than those created by this Agreement. Notwithstanding the foregoing, this Section 3.1 shall not prohibit a Transfer of Covered Shares by any Holder to an Affiliate of such Holder; provided that such Transfer shall be permitted only if, prior to or in connection with such Transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to Landcadia, to assume all of the obligations of such Holder hereunder and to be bound by the terms of this Agreement; provided further that any Transfer permitted under this Section 3.1 shall not relieve the Holder of its obligations under this Agreement. Any transfer in violation of this Section 3.1 shall be null and void ab initio.

3.2.            Covered Shares. In the event of a stock dividend or distribution, or any change in the Covered Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Covered Shares” shall be deemed to refer to and include the Covered Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Covered Shares may be changed or exchanged or which are received in such transaction. Each Holder agrees, while this Agreement is in effect, to notify Landcadia promptly in writing (including by e-mail) of the number of any additional Covered Shares acquired by such Holder, if any, after the date hereof.

3.3.            Inconsistent Actions. Each Holder agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of the Holders contained in this Agreement inaccurate or have the effect of preventing or disabling the Holders from performing its obligations under this Agreement.

3.4.            Standstill Obligations. Each Holder covenants and agrees that, prior to the Termination Date:

3.4.1.      Each Holder shall be bound by and comply with Sections 6.11 (No Solicitation) and 6.4 (Confidentiality) of the Merger Agreement (and any relevant definitions contained in any such sections) to the same extent as such provisions apply to Hillman as if such Holder were a signatory to the Merger Agreement with respect to such provisions.

3.4.2.      Each Holder shall not, nor shall any Holder act in concert with any person to, deposit any of the Covered Shares in a voting trust or subject any of the Covered Shares to any arrangement or agreement with any person with respect to the voting of the Covered Shares, except as provided by Section 3.1.

3.5.            Stop Transfers. Each Holder agrees with, and covenants to, Landcadia that no Holder shall request that Hillman register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Covered Shares during the term of this Agreement without the prior written consent of Landcadia, in its sole discretion, other than pursuant to a transfer permitted by Section 3.1.

3.6.            No Inconsistent Agreements. Each Holder hereby covenants and agrees that, except for this Agreement, no Holder shall, at any time while this Agreement remains in effect, (i) be party or subject to, or enter into any voting agreement or voting trust with respect to such Holder’s Covered Shares inconsistent with such Holder’s obligations pursuant to this Agreement, (ii) grant a proxy, a consent or power of attorney with respect to such Holder’s Covered Shares and (iii) be party or subject to, or enter into any agreement or taken any action that would make any representation or warranty of the Holders contained herein untrue or incorrect in any material respect or have the effect of preventing the Holders from performing any of their obligations under this Agreement.

3.7.            Non-Circumvention. Each party hereto agrees that it shall not, and shall cause its Affiliates not to, indirectly accomplish that which it is not permitted to accomplish directly under this Agreement pursuant to provisions of this Agreement that have not been terminated pursuant to Section 4.

4.            Termination.

This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement is validly terminated in accordance with its terms and (iii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement (the earliest such date under clause (i), (ii) and (iii) being referred to herein as the “Termination Date”); provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. Landcadia shall promptly notify each Holder of the termination of the Merger Agreement promptly after the termination of such agreement. Notwithstanding anything to the contrary herein, the provisions of Section 5 shall survive the termination of this Agreement.

5.             Miscellaneous.

5.1.            Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

5.1.1.      Each of the parties hereto acknowledges that Landcadia and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Termination Date, each of the parties hereto agrees to promptly notify the other parties hereto if any of the acknowledgments, understandings, agreements, representations and warranties made by such party set forth herein are no longer accurate in all material respects.

5.1.2.      Each Holder, from time to time, at Landcadia’s request and without further consideration, shall execute and deliver such additional documents and take all such further action as may be reasonably necessary under applicable Legal Requirements to effect the actions and consummate the transactions contemplated by the Merger Agreement and this Agreement on the terms and subject to the conditions set forth herein and therein.

5.1.3.      Each of the Holders and Landcadia is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

5.1.4.      Each of the parties hereto shall pay all of their respective expenses in connection with this Agreement and the transactions contemplated herein.

5.1.5.      Each Holder shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.

5.1.6.      Each Holder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class Action with respect to, any Action or claim, derivative or otherwise, against Landcadia, Landcadia’s Affiliates, the Sponsors, Hillman or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or any other Transaction Document.

5.2.            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) the next day when sent by overnight carrier to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)               If to Landcadia:

Landcadia Holdings III, Inc.
1501 West Loop South.
Houston, TX 77027
Attention:	Steven L. Scheinthal
General Counsel
E-mail:	sscheinthal@ldry.com

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention:	Joel L. Rubinstein
Michael A. Deyong
Email:	joel.rubinstein@whitecase.com
michael.deyong@whitecase.com

(ii)              If to a Holder, to such address or addresses set forth on the signature page hereto next to such Holder’s name.

5.3.            Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter(s) entered into relating to the subject matter hereof.

5.4.            Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought, (ii) without the prior written consent of Landcadia and (iii) in the event that such amendment, modification, supplement or waiver would reasonably be expected to materially and adversely affect the closing of the Transactions pursuant to the Merger Agreement, without the prior written consent of Hillman; provided that any rights (but not obligations) of a party under this Agreement may be waived, in whole or in part, by such party on its own behalf without the prior consent of any other party.

5.5.            Assignment. Except for transfers permitted by Section 3.1, neither this Agreement nor any rights, interests or obligations that may accrue to the parties hereunder may be transferred or assigned without the prior written consent of each of the other parties hereto. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

5.6.            Benefit.

5.6.1.      Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

5.6.2.      Each Holder acknowledges and agrees that (i) this Agreement is being entered into in order to induce Landcadia to execute and deliver the Merger Agreement and without the representations, warranties, covenants and agreements of the Holders hereunder, Landcadia would not enter into the Merger Agreement, (ii) each representation, warranty, covenant and agreement of the Holders hereunder is being made also for the benefit of Landcadia, and (iii) Landcadia may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief in accordance with Section 5.12) each of the covenants and agreements of Holder under this Agreement.

5.6.3.      Each of the Holders and Landcadia agrees that Hillman is a third-party beneficiary of this Agreement and Hillman may directly enforce (including by an action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of the Holders under this Agreement, as amended, modified, supplemented or waived in accordance with Section 5.4.

5.7.            Capacity; Fiduciary Duties. The covenants and agreements set forth herein shall not (a) limit or affect any action or inaction by any Holder or any representative of such Holder serving as a member of the board of directors of Hillman or as an officer, employee or fiduciary of Hillman, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Hillman, or (b) prevent any Holder or Holder designee, director, officer or employee serving on the board of directors of Hillman from exercising his or her fiduciary duties while acting in such person’s capacity as a director of Hillman. Each Holder is entering into this Agreement solely in its capacity as the beneficial owner of such Holder’s Hillman Shares, and not in such Holder’s capacity as a director, officer or employee of Hillman or any of Hillman’s Subsidiaries, and nothing in the foregoing sentence shall be deemed to limit, amend, modify or waive (a) any obligation of any Holder hereunder in such Holder’s capacity as a beneficial owner of such Holder’s Hillman Shares or (b) any obligation of Hillman under the Merger Agreement or any other Transaction Document.

5.8.            Governing Law. This Agreement, and all claims or causes of action (each, an “Action”) based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Legal Requirements of another jurisdiction.

5.9.            Consent to Jurisdiction; Waiver of Jury Trial. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.10.        Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

5.11.        No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

5.12.        Remedies.

5.12.1.  The parties agree that irreparable damage would occur if this Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Holders’ obligations to vote their Covered Shares as provided in this Agreement, without proof of actual damages or the inadequacy of monetary damages as a remedy, in an appropriate court of competent jurisdiction as set forth in Section 5.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties to cause the other parties to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 5.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason, and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In connection with any action for which Landcadia is being granted an award of money damages, the Holders agree that such damages shall include, without limitation, damages related to the cash consideration that is or was to be paid to Landcadia under the Merger Agreement and such damages are not limited to an award of out-of-pocket fees and expenses related to the Merger Agreement.

5.12.2.  The parties acknowledge and agree that this Section 5.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Agreement.

5.12.3.  In any dispute arising out of or related to this Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

5.13.        Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement shall survive the Closing.

5.14.        No Broker or Finder. Each of the Holders represents and warrants to the other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on any other party hereto. Each of the Holders agrees to indemnify and save the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

5.15.        Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

5.16.        Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by any form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

5.17.        Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached will not detract from or mitigate the fact that such party is in breach of the first representation, warranty, or covenant.

5.18.        Mutual Drafting. This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party.

5.19.        Consent to Disclosure. Each Holder hereby consents to the publication and disclosure in any (i) Form 8-K filed by Hillman or Landcadia with the SEC in connection with the execution and delivery of the Merger Agreement and the Registration Statement or (ii) other documents or communications provided by Hillman or Landcadia to any Governmental Entity or to securityholders of Hillman, in each case, to the extent required by the federal securities laws or the SEC or any other securities authorities, of each Holder’s name or identity and beneficial ownership of Covered Shares and the nature of each Holder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Hillman or Landcadia, a copy of this Agreement. Without each Holder’s prior written consent, Hillman and Landcadia shall not use such Holder’s name in any press release issued in connection with the Transactions. Each Holder will promptly provide any information reasonably requested by Hillman or Landcadia for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

5.20.        No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Landcadia any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares.

5.21.        No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship between the Holders, on the one hand, and Landcadia, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between or among the parties.

5.22.        No Recourse. Notwithstanding anything to the contrary contained herein or otherwise, but without limiting any provision in the Merger Agreement or any other Transaction Document, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby, may only be made against the entities and Persons that are expressly identified as parties to this Agreement in their capacities as such and no former, current or future stockholders, equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, agents or affiliates of any party hereto, or any former, current or future direct or indirect stockholder, equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

[Signature Page Follows]

IN WITNESS WHEREOF, Landcadia and each Holder has executed or caused this Voting and Support Agreement to be executed by its duly authorized representative as of the date set forth below.

LANDCADIA

Landcadia Holdings III, Inc.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President and Secretary

[Signature Page to Voting and Support Agreement]

HOLDER

CCMP CAPITAL INVESTORS III, L.P.,
a Delaware limited partnership

By: CCMP Capital Associates III, L.P., its general partner

By: CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Joseph M. Scharfenberger, Jr.
Name: Joseph M. Scharfenberger, Jr.
Title: Managing Director

Hillman Shares:	316,171

Notice Address:
c/o CCMP Capital L.P.
277 Park Avenue, 27th Floor
New York, NY 10172
Attention: Joe Scharfenberger Richard Jansen

[Signature Page to Voting and Support Agreement]

HOLDER

CCMP CAPITAL INVESTORS (EMPLOYEE) III, L.P.,
a Delaware limited partnership

By: CCMP Capital Associates III, L.P., its general partner

By: CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Joseph M. Scharfenberger, Jr.
Name: Joseph M. Scharfenberger, Jr.
Title: Managing Director

Hillman Shares:	18,968

Notice Address:
c/o CCMP Capital L.P.
277 Park Avenue, 27th Floor
New York, NY 10172
Attention: Joe Scharfenberger Richard Jansen

[Signature Page to Voting and Support Agreement]

HOLDER

CCMP CO-INVEST III A, L.P.,
a Delaware limited partnership

By: CCMP Co-Invest III A GP, LLC, its general partner

By:	/s/ Joseph M. Scharfenberger, Jr.
Name: Joseph M. Scharfenberger, Jr.
Title: Managing Director

Hillman Shares:	101,400

Notice Address:
c/o CCMP Capital L.P.
277 Park Avenue, 27th Floor
New York, NY 10172
Attention: Joe Scharfenberger Richard Jansen

[Signature Page to Voting and Support Agreement]

HOLDER

OAK HILL CAPITAL PARTNERS III, L.P.,
a Delaware limited partnership

By:	OHCP GenPar III, L.P., its General Partner

By:	OHCP MGP Partners III, L.P., its General Partner

By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ John Monsky
Name: John Monsky
Title: General Counsel

Hillman Shares:	86,717

Notice Address:
Oak Hill Capital
Attn : John Monsky
65 East 55th Street, 32 Floor
New York, NY 10022
212-527-8400

[Signature Page to Voting and Support Agreement]

HOLDER

OAK HILL CAPITAL MANAGEMENT PARTNERS III, L.P.,
a Delaware limited partnership

By:	OHCP GenPar III, L.P., its General Partner

By:	OHCP MGP Partners III, L.P., its General Partner

By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ John Monsky
Name: John Monsky
Title: General Counsel

Hillman Shares:	2,848

Notice Address:
Oak Hill Capital
Attn : John Monsky
65 East 55th Street, 32 Floor
New York, NY 10022
212-527-8400

[Signature Page to Voting and Support Agreement]

HOLDER

OHCP III HC RO, L.P.,
a Delaware limited partnership

By:	OHCP GenPar III, L.P., its General Partner

By:	OHCP MGP Partners III, L.P., its General Partner

By:	OHCP MGP III, Ltd., its General Partner

By:	/s/ John Monsky
Name: John Monsky
Title: General Counsel

Hillman Shares:	2,435

Notice Address:
Oak Hill Capital
Attn : John Monsky
65 East 55th Street, 32 Floor
New York, NY 10022
212-527-8400

[Signature Page to Voting and Support Agreement]